SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 ------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 28, 2002


                           Dollar General Corporation
 -------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Tennessee                       001-11421                61-0502302
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)



      100 Mission Ridge
  Goodlettsville, Tennessee                                           37072
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)



       Registrant's telephone number, including area code: (615) 855-4000
                                                            -------------

          (Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

On August 28, 2002, Dollar General Corporation (the "Company") issued a news release with respect to its earnings for the second quarter of fiscal year 2002, ending August 2, 2002. The Company is filing this 8-K pursuant to the Securities and Exchange Commission's Regulation FD. A copy of the news release is attached hereto and is incorporated by reference as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Dollar General Corporation
                                  (Registrant)
August 28, 2002                         By: /s/ Susan S. Lanigan
                                           ---------------------------------
                                            Susan S. Lanigan
                                            Vice President, General Counsel and
                                            Corporate Secretary

Exhibit Index
-------------

Exhibit No.                Item

99.1                       News release of August 28, 2002

Exhibit 99.1

Investor Contact:                                       Media Contact:
Emma Jo Kauffman                                        Andrea Turner
615-855-5525                                            615-855-5209


DOLLAR GENERAL REPORTS INCREASED SALES AND EARNINGS FOR THE SECOND QUARTER OF
2002

GOODLETTSVILLE, Tennessee - August 28, 2002 - Dollar General Corporation (NYSE:
DG) today reported net income for the second quarter of fiscal 2002 of $42.4 million, or $0.13 per diluted share, an increase of 56.3 percent compared to $27.1 million, or $0.08 per diluted share, in the second quarter of fiscal 2001. In the second quarter of 2002, the Company recorded approximately $5.2 million of restatement-related pre-tax income, primarily from insurance proceeds. In the second quarter of 2001, the Company incurred restatement-related expenses of $8.7 million. Excluding the restatement-related items from both years, net income during the current year second quarter increased 20.0 percent to $39.1 million, or $0.12 per diluted share, compared to net income of $32.6 million, or $0.10 per diluted share, in the comparable prior year quarter.

Net sales during the second quarter increased 18.6 percent to $1.45 billion compared to $1.23 billion in the second quarter of 2001. The increase resulted primarily from 563 net new stores and a same-store sales increase of 9.6 percent. Gross profit during the quarter was $387.4 million, or 26.7 percent of sales versus $331.3 million, or 27.0 percent of sales during the comparable period in the prior year. Excluding the restatement-related items noted above, S,G&A expenses for the quarter were $314.4 million, or 21.6 percent of sales, in the current year, versus $267.4 million, or 21.8 percent of sales, in the prior year.

Net income for the 26-week year-to-date period was $88.3 million in fiscal 2002, or $0.26 per diluted share, compared to $63.3 million, or $0.19 per diluted share, in the second quarter of fiscal 2001. Excluding net restatement-related items from both years, year-to-date net income increased 28.1 percent to $88.4 million, or $0.26 per diluted share, in fiscal 2002 compared to net income of $69.0 million, or $0.21 per diluted share, in the comparable prior year period. Year-to-date net sales increased 17.1 percent, including a same-store sales increase of 8.1 percent.

"Dollar General's strong same-store sales clearly reflect our management team's progress in improved store readiness for our customers," said Cal Turner, Chairman and CEO. "Of special pride to me is our improvement in inventory management and cash flow."

In July and August of 2002, Mr. Turner made voluntary payments to the Company totaling approximately $6.8 million in cash. Of such amount, approximately $6.0 million represented the value on April 10, 2002, of stock Mr. Turner acquired on April 7, 1999 and April 20, 2000 upon the exercise of stock options (net of the strike price of such options), which stock Mr. Turner continues to own, and approximately $800,000 represented the value of performance-based bonuses received by Mr. Turner in April 1999 and April 2000. Mr. Turner voluntarily paid such amounts to the Company because the options vested and the performance bonuses were paid based on performance measures that were attained under the Company's originally reported financial results for the period covered by the Company's restatement. Those measures would not have been attained under the restated results. Mr. Turner said, "I am making these payments voluntarily with the complete conviction that it is the right thing to do."

In addition, Cal Turner, Chairman and CEO, and Jim Hagan, Executive Vice President and CFO, have today signed and submitted to the U.S. Securities and Exchange Commission ("SEC") sworn certifications with regard to the Company's fiscal 2001 annual report, subsequent proxy materials, reports on form 8-K, and the Company's fiscal 2002 first and second quarter reports filed with the SEC.

As of August 2, 2002, Dollar General operated 5,891 neighborhood stores in 27 states with distribution centers in Florida, Kentucky, Mississippi, Missouri, Ohio, Oklahoma and Virginia.

This press release contains historical and forward-looking information. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will likely result," or " will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); general transportation and distribution delays or interruptions; inventory risks due to shifts in market demand; changes in product mix; interruptions in suppliers' businesses; fuel price and interest rate fluctuations; a deterioration in general economic conditions caused by acts of war or terrorism; temporary changes in demand due to weather patterns; delays associated with building, opening and operating new stores; and the impact of the SEC inquiry related to the restatement of the Company's financial statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.


                   DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                         Selected Additional Information

                        Sales by Category (in thousands)
                                   (Unaudited)

                                             Quarter Ended                                      26 Weeks Ended
                             ----------------------------------------------      --------------------------------------------
                                August 2,         August 3,          %              August 2,        August 3,           %
                                   2002             2001          Change              2002              2001          Change
                              ---------------   --------------   ---------       ---------------   ---------------  ----------
Highly consumable                   $ 892,507        $ 737,778        21.0%          $ 1,743,744       $ 1,459,070        19.5%
Hardware and seasonal                 226,328          185,082        22.3%              431,091           353,885        21.8%
Basic clothing                        146,620          131,200        11.8%              288,921           261,832        10.3%
Home products                         188,272          171,194        10.0%              379,383           352,971         7.5%
                              ---------------   --------------    ---------      ---------------   ---------------   ----------
   Total sales                     $1,453,727      $ 1,225,254        18.6%          $ 2,843,139       $ 2,427,758        17.1%


                                               New Store Activity for the 26 Weeks Ended
                                                              (Unaudited)

                                                             26 Weeks Ended                         26 Weeks Ended
                                                             August 2, 2002                         August 3, 2001
                                                    ---------------------------------      -------------------------------
Beginning store count                                             5,540                                 5,000
New store openings                                                 372                                   354
Store closings                                                     21                                     26
Net new stores                                                     351                                   328
Ending store count                                                5,891                                 5,328
Total selling square footage                                     39,760                                 36,032


                                                       Customer Transaction Data
                                                              (Unaudited)

                                                           Quarter Ended                           26 Weeks Ended
                                                ------------------------------------      --------------------------------
                                                     August 2,           August 3,         August 2,           August 3,
                                                       2002                2001               2002                2001
                                                  --------------       -------------     --------------       ------------
Same-store customer transactions                       7.6%                4.5%               6.5%                4.8%
Average customer transaction                           $8.33               $8.17             $8.33               $8.19



                   DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                                                      August 2, 2002     February 1,
                                                                        (Unaudited)         2002
                                                                      --------------     -----------

ASSETS
Current assets:
   Cash and cash equivalents......................................       $    39,517       $   261,525
   Merchandise inventories........................................         1,058,200         1,131,023
   Deferred income taxes..........................................            25,552           105,091
   Income taxes receivable........................................            55,573             6,820
   Other current assets...........................................            65,263            51,588
                                                                      --------------       -----------
         Total current assets.....................................         1,244,105         1,556,047
                                                                      --------------       -----------
   Property and equipment, at cost................................         1,547,346         1,473,693
   Less accumulated depreciation and amortization.................           548,073           484,778
                                                                      --------------       -----------
         Net property and equipment...............................           999,273           988,915
                                                                      --------------       -----------
   Other assets...................................................            21,851             7,423
                                                                      --------------       -----------
         Total assets.............................................       $ 2,265,229       $ 2,552,385
                                                                      ==============       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term obligations.......................       $    15,132       $   395,675
   Accounts payable...............................................           346,786           322,463
   Accrued expenses and other.....................................           219,220           253,413
   Litigation settlement payable..................................                 -           162,000
                                                                      --------------       -----------
         Total current liabilities................................           581,138         1,133,551
                                                                      --------------       -----------
Long-term obligations.............................................           506,707           339,470
Deferred income taxes.............................................            46,030            37,646

Shareholders' equity:
   Preferred stock................................................                 -                 -
   Common stock...................................................           166,670           166,359
   Additional paid-in capital.....................................           312,589           301,848
   Retained earnings..............................................           656,894           579,265
   Accumulated other comprehensive loss...........................            (2,012)           (3,228)
                                                                      --------------       -----------
                                                                           1,134,141         1,044,244
   Less other shareholders' equity................................             2,787             2,526
                                                                      --------------       -----------
         Total shareholders' equity...............................         1,131,354         1,041,718
                                                                      --------------       -----------
         Total liabilities and shareholders' equity...............       $ 2,265,229       $ 2,552,385
                                                                       ==============       ===========


                                                                   DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                                                             Condensed Consolidated Statements of Income (Unaudited)
                                                                 (Amounts in thousands except per share amounts)

                                                                                   13 Weeks Ended
                                                      -----------------------------------------------------------------------------
                                                      August 2, 2002          % of               August 3, 2001         % of
                                                                             Net Sales                                Net Sales

Net sales ........................................     $ 1,453,727                 100.0%        $ 1,225,254                 100.0%
Cost of goods sold ...............................       1,066,300                   73.3            893,971                  73.0
                                                       -----------            ------------       -----------          ------------
     Gross profit ................................         387,427                   26.7            331,283                  27.0
Selling, general and administrative ..............         313,667                   21.6            276,069                  22.5
expenses
Insurance proceeds ...............................          (4,500)                  (0.3)               --                     --
                                                       -----------            ------------       -----------          ------------
     Operating profit ............................          78,260                    5.4             55,214                   4.5
Interest expense .................................          11,337                    0.8             11,957                   1.0
                                                       -----------            ------------       -----------          ------------
     Income before income taxes ..................          66,923                    4.6             43,257                   3.5
Provision for income taxes .......................          24,561                    1.7             16,157                   1.3
                                                       -----------            ------------       -----------          ------------
     Net income ..................................     $    42,362                    2.9%       $    27,100                   2.2%
                                                       ===========            ============       ===========          ============
Earnings per share:
     Basic .......................................     $      0.13                               $      0.08
                                                       ===========                               ===========
     Diluted .....................................     $      0.13                               $      0.08
                                                       ===========                               ===========
Weighted average shares:
     Basic .......................................         333,067                                   332,330
                                                       ===========                               ===========
     Diluted .....................................         335,737                                   335,402
                                                       ===========                               ===========
Dividends per share ..............................     $      .032                               $      .032
                                                       ===========                               ===========


                                              DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
                                        Condensed Consolidated Statements of Income (Unaudited)
                                            (Amounts in thousands except per share amounts)

                                                                    26 Weeks Ended
                                       -------------------------------------------------------------------------------
                                        August 2, 2002     % of Net Sales    August 3, 2001     % of Net Sales
                                       -----------------  ----------------- -----------------  -----------------
Net sales............................   $    2,843,139          100.0%      $   2,427,758           100.0%
Cost of goods sold...................        2,075,420           73.0           1,775,050            73.1
                                       -----------------  ----------------- -----------------  -----------------
     Gross profit....................          767,719           27.0             652,708            26.9
Selling, general and administrative
expense..............................          610,971           21.5             528,059            21.8
Insurance proceeds...................           (4,500)          (0.2)                 --              --
                                       -----------------  ----------------- -----------------  -----------------
     Operating profit................          161,248            5.7             124,649             5.1

Interest expense.....................           21,769            0.8              23,557             0.9
                                       -----------------  ----------------- -----------------  -----------------
     Income before income taxes......          139,479            4.9             101,092             4.2
Provision for taxes on income........           51,189            1.8              37,759             1.6
                                       -----------------  ----------------- -----------------  -----------------
     Net income......................   $       88,290            3.1%       $     63,333             2.6%
                                        ================  ================= =================  =================
Earnings per share:
     Basic...........................   $       0.27                         $       0.19
                                        ================                    =================
     Diluted.........................   $       0.26                         $       0.19
                                        ================                    =================
Weighted average shares:
     Basic...........................        332,866                              331,959
                                        ================                    =================
     Diluted.........................        335,286                              335,293
                                        ================                    =================
Dividends per share..................   $       .064                         $       .064
                                        ================                    =================


                   DOLLAR GENERAL CORPORATION AND SUBSIDIARIES
           Condensed Consolidated Statements of Cash Flows (Unaudited)
                                 (In thousands)

                                                                                   26 Weeks Ended
                                                                         --------------------------------------------
                                                                          August 2, 2002      August 3, 2001
                                                                          ----------------- -----------------
Cash flows from operating activities:
   Net income                                                              $    88,290        $    63,333
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation and amortization                                           66,019             60,980
        Deferred income taxes                                                   87,296             (7,135)
        Tax benefit from stock option exercises                                  2,120              4,656
        Litigation settlement                                                 (162,000)                --
        Change in operating assets and liabilities:
          Merchandise inventories                                               72,823            (84,621)
          Other current assets                                                 (13,675)             2,269
          Accounts payable                                                      24,323             (2,478)
          Accrued expenses and other                                           (11,206)               (59)
          Income taxes                                                         (59,464)           (21,995)
          Other                                                                (13,914)            (5,131)
                                                                               --------            -------
              Net cash provided by operating activities                         80,612              9,819
                                                                               --------            -------
Cash flows from investing activities:
   Purchase of property and equipment                                          (70,445)           (73,942)
   Proceeds from sale of property and equipment                                    127                144
                                                                               --------            -------
              Net cash used in investing activities                            (70,318)           (73,798)
                                                                               --------            -------
Cash flows from financing activities:
   Net borrowings under revolving credit facilities                            170,000                 --
   Repayments of long-term obligations                                        (389,561)            (6,023)
   Payments of cash dividends                                                  (21,307)           (21,268)
   Proceeds from exercise of stock options                                       4,509             10,623
   Other financing activities                                                    4,057                (33)

              Net cash used in financing activities                           (232,302)           (16,701)
                                                                               --------            -------
Net decrease in cash and cash equivalents                                     (222,008)           (80,680)
Cash and cash equivalents, beginning of period                                 261,525            162,310
                                                                              --------            -------
Cash and cash equivalents, end of period                                   $    39,517         $   81,630
                                                                          ============       ============
Supplemental schedule of noncash investing and financing activities -
Purchase of property and equipment under capital lease obligations         $     6,233        $    17,393
                                                                          ============       ============

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